Exhibit 10.22

FOURTH AMENDMENT TO

MARKETING AGREEMENT

This Fourth Amendment (“Amendment”), entered into as of May 1, 2015, is between MGM Resorts International, a Delaware corporation (“MGM”), and PLAYSTUDIOS, Inc. (f/k/a incuBET, Inc.), a Delaware corporation (“PLAYSTUDIOS”) (formerly myVEGAS.com, LLC, a Nevada limited liability company), and amends in part the Marketing Agreement dated April 13, 2011 between MGM and PLAYSTUDIOS, as amended by that certain Letter Agreement dated July 13, 2011, that certain Corrective Amendment to Marketing Agreement dated as of July 20, 2011, and that certain Third Amendment to Marketing Agreement dated June 18, 2014 (the “Agreement”).

RECITALS

WHEREAS, PLAYSTUDIOS would like to include MGM’s casino Circus Circus – Reno in the Casinos and Licensed Marks included in the Agreement;

WHEREAS, the defined term “Casinos” is incorporated into the second Recital and includes only MGM casinos located in Las Vegas.

WHEREAS, by this Amendment, PLAYSTUDIOS and MGM will amend the Agreement to include Circus Circus – Reno within the definition of Casinos and Licensed Marks and make the other modifications set forth below.

AGREEMENT

NOW, THEREFORE, based on the foregoing recitals, which are incorporated herein by reference, and for good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

1.	Amendments Regarding Casinos and Licensed Marks.

1.1.	Recitals. The second recital is amended in its entirety to remove the parenthetical “(“Casinos”)” to read as follows:

Whereas, MGM owns, operates or manages multiple casinos, including the MGM Grand, Mandalay Bay, Luxor, Excalibur, New York-New York, Monte Carlo, Aria, Bellagio, The Mirage, and Circus Circus.

1.2.	Section 1. Section 1 of the Agreement is hereby amended in part by

1.2.1.	replacing the definition of Licensed Marks to include Circus Circus Reno by replacing it with:

“Licensed Marks” means the following trademarks and services marks (in any form or font and with or without the stylization and logos to be provided from time to time by MGM): MGM Grand, The Signature at MGM Grand, Mandalay Bay, Luxor, Excalibur, New York-New York, Bellagio, The Mirage, and Circus Circus (Las Vegas and Reno).

1.2.2.	and adding the following definition:

“Casinos” shall mean (i) the MGM Grand, Mandalay Bay, Luxor, Excalibur, New York-New York, Monte Carlo, Aria, Bellagio, The Mirage, and Circus Circus casinos located in Las Vegas, and (ii) the Circus Circus casino located in Reno.

2.	Amendment Regarding the Scope of the License.

Paragraph 4 of the Agreement shall be amended by adding the following parenthetical after the word “Game”:

(including for branding casino games offered within the Game and excluding use on or in connection with real money gambling sites)

3.            Effectiveness of Amendment. This Amendment is deemed effective as of the date first written above. Except as set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

The undersigned have executed this Amendment as of the day and year first above written as authorized officers or signatories of the relevant party.

PLAYSTUDIOS, Inc.

/s/ Andrew S. Pascal
Andrew Pascal, CEO

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: SVP, Assist. GC, Assist Secretary